SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
|X|    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material under Rule 14a-12

                                   Culp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)     Title of each class of securities to which transaction applies:


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       (2)     Aggregate number of securities to which transaction applies:


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       (3)     Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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       (4)     Proposed maximum aggregate value of transaction:


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       (5)     Total fee paid:


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


[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:


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       (2)     Form, Schedule or Registration Statement No.:


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       (3)     Filing Party:


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       (4)     Date Filed:


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


Annual Meeting Proxy Card
A      Election of Directors
       The Board of Directors recommends a vote FOR the listed nominees.

1.     Election of Directors
       Nominees: (01) Robert G. Culp, III and (2) Patrick B. Flavin

|_|    To Vote FOR All Nominees           |_| To WITHHOLD Vote From All Nominees
                                                 --------

|_|    For All Except - To withhold a vote for a    (01) Robert G. Culp, III |_|
                        specific nominee, mark
                        this box with an X and
                        the appropriately
                        numbered box at right
                        from the list above.        (02) Patrick B. Flavin   |_|

B      Issues
       The Board of Directors recommends a vote FOR the following proposal:

2. PROPOSAL to ratify the appointment of KPMG LLP as the Company's independent auditors for fiscal 2007.

               |_| FOR           |_|  AGAINST           |_|  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

C Authorized Signatures - Signe Here - This section must be completed for your instructions to be executed.

Be sure to sign and date this Proxy.
(Please sign exactly as name appears on this card. If signing as attorney, administrator, executor, guardian, or trustee, please give such title. If signing on behalf of a corporation, please give name and title of authorized officer signing.)

Date (mm/dd/yyyy)     Signature 1 -                 Signature 2 -
                      Please keep signature         Please keep signature
                      within this box               within this box


-----------------     ---------------------------   ----------------------------

Proxy - Culp, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert G. Culp, III, Kenneth M. Ludwig and Franklin N. Saxon, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of Culp, Inc. held of record by the undersigned on July 27, 2006, at the Annual Meeting of Shareholders to be held on September 26, 2006, or any adjournment or adjournments thereof.

This proxy will be voted as directed herein. If no direction is made, this proxy will be voted for the nominees listed in proposal 1; and for the ratification of the appointment of KPMG LLP as independent auditors in proposal 2. If, at or before the time of the meeting, any of the nominees listed on the reverse side has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                      CULP

                             1823 Eastchester Drive
                              Post Office Box 2686
                      High Point, North Carolina 27261-2686
                            Telephone: (336) 889-5161

       -------------------------------------------------------------------
               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               September 26, 2006
       -------------------------------------------------------------------


TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Culp, Inc. (the "Company") will be held at the Company's corporate offices, 1823 Eastchester Drive, High Point, North Carolina, on Tuesday, September 26, 2006, at 9:00 a.m. local time, for the purpose of considering and acting on the following matters:

     (1)  To elect two directors;

     (2) To ratify the appointment of KPMG LLP as the independent auditors of the Company for the current fiscal year; and

     (3) To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     Only shareholders of record as of the close of business on July 27, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

     Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request.

     The proxy statement accompanying this notice sets forth further information concerning the items listed above and the use of the enclosed proxy. You are urged to study this information carefully.

     The 2006 Annual Report of the Company also accompanies this notice.

                                         By Order of the Board of Directors,

                                         /s/ Kenneth M. Ludwig
                                             -----------------
                                             KENNETH M. LUDWIG
                                             Corporate Secretary


August 25, 2006

                                      CULP


                                 Proxy Statement
                                 ---------------

                                  INTRODUCTION

          This proxy statement is furnished to the shareholders of Culp, Inc. (sometimes referred to as the "Company") by the Company's Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, September 26, 2006, at 9:00 a.m. at the Company's corporate offices, 1823 Eastchester Drive, High Point, North Carolina, and at any adjournment or adjournments thereof. Action will be taken at the Annual Meeting on the items described in this proxy statement, and on any other business that properly comes before the meeting.

          This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about August 25, 2006.

          Whether or not you expect to attend the Annual Meeting, please complete, date and sign the accompanying form of proxy and return it promptly to ensure that your shares are voted at the meeting. Any shareholder giving a proxy may revoke it at any time before a vote is taken: (i) by duly executing a proxy bearing a later date; (ii) by executing a notice of revocation in a written instrument filed with the secretary of the Company; or (iii) by appearing at the meeting and notifying the secretary of the intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies that are received pursuant to this solicitation, and not revoked before they are exercised, will be voted for the election of the two directors named as nominees in this proxy statement, and for the ratification of the appointment of KPMG LLP as the independent auditors of the Company for the current fiscal year. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting. Unless otherwise stated herein, each matter submitted to the shareholders will be approved if more votes are cast in favor of the proposal than the votes cast against the proposal. A shareholder abstaining from the vote on a proposal and any broker non-votes will be counted as present for purposes of determining whether a quorum is present, but will be counted as not having voted on the proposal in question. This means that in cases where a majority of the shares represented is required to approve a proposal, an abstention will have the effect of a vote against the proposal in question.

          The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. The Company also will request brokers and others to send solicitation material to beneficial owners of the Company's stock and will reimburse them for this purpose upon request.

                                VOTING SECURITIES

          Only shareholders of record at the close of business on July 27, 2006 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the meeting is 11,684,959.

          The following table lists the beneficial ownership of the Company's common stock with respect to: (i) each person known by the Company to be the beneficial owner of more than five percent of such common stock, as shown on the last public filing made by each such person, and (ii) all executive officers, directors and nominees of the Company as a group, a total of 12 persons, as of July 27, 2006.


                                                                                                     Percent of
                                      Name and Address of Beneficial          Number of Shares       Outstanding
       Title of Class                              Owner                     Beneficially Owned        Shares
--------------------------------   --------------------------------------   --------------------   ---------------
Common stock, par value $.05       Robert G. Culp, III                           2,546,469 (1)          21.8%
per share                          903 Forrest Hill Drive
                                   High Point, NC 27262

                                   Atlantic Trust, Trustee                       2,008,750 (2)          17.2%
                                   Robert G. Culp, Jr. Trust
                                   100 Federal Street, 37th Floor
                                   Boston, MA 02110

                                   Fountainhead Partners, L.P.                   1,144,000 (3)           9.8%
                                   2201 E. Lamar, Suite 260
                                   Arlington, TX  76006

                                   Dimensional Fund Advisors Inc.                  979,867 (4)           8.4%
                                   1299 Ocean Avenue, 11th Floor
                                   Santa Monica, CA 90401

                                   T. Rowe Price Associates, Inc.                  932,700 (5)           8.0%
                                   100 East Pratt Street
                                   Baltimore, Maryland  21202

                                   Praesidium Investment Management                727,753 (6)           6.2%
                                   Company, LLC
                                   747 Third Avenue, 35th Floor
                                   New York, NY  10017

                                   John B. Baum and related entities               691,900 (7)           6.0%
                                   30201 Orchard Lake Road, Suite 107
                                   Farmington Hills, MI  48334

                                   All executive officers, directors             3,279,589 (8) (9)      28.1%
                                   and nominees as a group (12 persons)

     (1) These shares include all of the shares listed below that also are beneficially owned in the name of Atlantic Trust as trustee of the Robert G. Culp, Jr. Trust, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest. (See Note (2) below.) These shares also include 67,356 shares held of record by Susan B. Culp, the wife of Mr. Culp, the beneficial ownership of which shares Mr. Culp disclaims, approximately 21,662 shares owned by Mr. Culp through the Company's 401(k) plan, and 106,500 shares subject to options owned by Mr. Culp that are immediately exercisable. For purposes of this proxy statement, "immediately exercisable" options are those that are currently exercisable or exercisable within 60 days.

     (2) All of these shares also are included in the shares listed above for Robert G. Culp, III. (See Note (1) above.) These shares include 709,375 shares held of record by Atlantic Trust for the benefit of Judith C. Walker, sister of Robert G. Culp, III; 505,000 shares held of record by Atlantic Trust for the benefit of Harry R. Culp, brother of Robert G. Culp, III; and 794,375 shares held of record by Atlantic Trust for the benefit of Robert G. Culp, III, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest.

     (3) Based upon information obtained from a Schedule 13F filed with the Securities and Exchange Commission on May 9, 2006. Fountainhead Partners, L.P. acts as investment manager to Durango Investments, L.P. and Phoenix-Durango Investments, L.P. (the "Funds"), with voting and investment power over 1,144,000 shares held by the Funds.

     (4) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles are the "Portfolios." In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 979,867 shares of Culp, Inc. stock as of June 30, 2006. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

     (5) These securities are owned by various individual and institutional investors as of June 30, 2006, including the T. Rowe Price Small Cap Value Fund, which owns 717,800 shares, representing 6.1% of the shares outstanding. T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

     (6) Based upon information obtained from a Schedule 13F filed with the Securities and Exchange Commission on March 30, 2006. Praesidium Investment Management Company, LLC is investment manager to Praesidium Partners Fund, LP, Praesidium Partners QP Fund, LP, and Praesidium Offshore Master Fund, Ltd. (the "Funds"), with power to vote and dispose of 727,753 shares owned by the Funds. Praesidium Investment Management Company, LLC disclaims beneficial ownership of such shares.

     (7) Based upon information obtained from a Schedule 13D filed with the Securities and Exchange Commission on June 28, 2005, on behalf of John
          B. Baum, Investment Manager, and the Reporting Persons. The Investment Manager is investment manager to each Reporting Person and has sole power to vote and dispose of the shares owned by the Reporting Persons. The entities referred to as the Reporting Persons, deemed to be beneficial owner of an aggregate of 691,900 shares, are Paulette R. Baum Revocable Living Trust u/a/d 7/21/98 c/o John B. Baum, Trustee; John B. Baum Traditional IRA & Roth IRA; Paulette R. Baum Traditional IRA & Roth IRA; and Baum Family Investments, LLC.

     (8) Includes 301,875 shares subject to options owned by certain officers, directors and nominees that are immediately exercisable.

     (9) Includes 7,607 shares owned by an executive officer who did not become an executive officer until after the end of fiscal 2006. Also includes 20,375 shares held by the estate of H. Bruce English, who was a director of the Company on July 27, 2006 and who died on August 3, 2006. Also includes 68,716 shares held by Patrick H. Norton, who was a director on July 27, 2006 but who resigned as a director effective August 14, 2006. If these two former directors are excluded, the number of shares owned by all executive officers, directors and nominees as a group (10 persons) as of July 27, 2006 is 3,190,498 shares, or 27.3% of the outstanding shares.


                        PROPOSAL 1: ELECTION OF DIRECTORS

          The number of directors constituting the Board has been fixed at nine by the Company's shareholders in accordance with the Company's bylaws.

          The Company's bylaws provide that the Board of Directors shall be divided into three classes of directors with staggered three-year terms, so that one class or approximately one-third of the Board of Directors will be elected every year. The terms of Robert G. Culp, III and Patrick B. Flavin expire at the time of the 2006 Annual Meeting of Shareholders. The Company proposes the reelection of Messrs. Culp and Flavin for a three-year term expiring at the time of the 2009 Annual Meeting. The term of Patrick H. Norton was to expire at the 2006 Annual Meeting, but Mr. Norton resigned from the board effective August 14, 2006. In addition, H. Bruce English, a director whose term was to run until the 2007 Annual Meeting, died unexpectedly on August 3, 2006. The seats previously held by Mr. English and Mr. Norton will not be filled at the 2006 Annual Meeting. The Board has not identified any candidates to fill these recently created vacancies. Vacancies on the Board may be filled by the remaining directors until the next annual meeting.

          In the absence of specifications to the contrary, proxies will be voted for the election of each of the two nominees listed in the table below, and an equal number of votes will be cast for each nominee In no case will proxies be voted for more than two nominees. The persons who receive the highest number of votes for election at the Annual Meeting will be elected as directors. If, at or before the time of the meeting, any of the nominees becomes unavailable for any reason, the proxy holders have the discretion to vote for a substitute nominee or nominees. The Board currently knows of no reason why any of the nominees listed below is likely to become unavailable.

                   NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the two nominees for election to the Board of Directors, and the persons who were directors and executive officers of the Company as of July 27, 2006:

                                                                                    Shares and Percent
                                                                                      of Common Stock
                                                            Year         Year       Beneficially Owned
                                    Position with          Became        Term         As of July 27,
        Name and Age                  Company (1)         Director      Expires           2006             Notes
-----------------------------  ------------------------  ----------  -----------  ---------------------  ---------
          Nominees
          --------
   Robert G. Culp, III, 59     Chairman of the Board        1972         2006          2,546,169           (2)
                               and Chief Executive                                        20.9%
                               Officer, Director

    Patrick B. Flavin, 59      Director                     1999         2006            139,075           (3)
                                                                                           1.1%
Directors and Executive
-----------------------
Officers
--------
    Franklin N. Saxon, 54      President and Chief          1987         2008             83,924           (4)(6)
                               Operating Officer,
                               Director

    Jean L.P. Brunel, 57       Director                     2004         2008              3,875           (4)(7)

   Howard L. Dunn, Jr., 68     Director                     1972         2007            245,434           (8)
                                                                                           2.0%

    H. Bruce English, 72       Director*                    2000         N/A              20,375           (4)(9)

    Kenneth R. Larson, 63      Director                     2004         2008             16,875           (4)(10)

  Kenneth W. McAllister, 57    Director                     2002         2007             22,625           (4)(11)

    Patrick H. Norton, 84      Director**                   1987         N/A              68,716           (4)(5)

   Kenneth R. Bowling, 44      Vice President,              N/A          N/A               7,607           (4)(12)
                               Finance, Treasurer
                               (beginning June 15,
                               2006)

    Boyd B. Chumbley, 49       President, Culp              N/A          N/A              28,829           (4)(13)
                               Velvets/Prints
                               Division (through
                               June 15, 2006)

   Robert G. Culp, IV, 35      President, Culp Home         N/A          N/A              31,335           (4)(14)
                               Fashions division

    Kenneth M. Ludwig, 53      Senior Vice                  N/A          N/A              64,750           (4)(15)
                               President,  Human
                               Resources, Corporate
                               Secretary

*      Mr. English was a director on July 27, 2006.  He died on August 3, 2006.
**     Mr. Norton was a director on July 27, 2006.  He resigned as a director effective August 14, 2006.

     (1) Officers of the Company are elected by the Board of Directors each year. The present officers were elected by the Board on June 15, 2006.

     (2) Includes 2,008,750 shares held of record by Atlantic Trust for the benefit of Robert G. Culp, III, Judith C. Walker and Harry R. Culp, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest; includes 67,356 shares held of record by Susan B. Culp, wife of Robert G. Culp, III, the beneficial ownership of which shares Mr. Culp disclaims, 106,500 shares subject to options owned by Mr. Culp that are immediately exercisable, and approximately 21,662 shares owned by Mr. Culp through the Company's 401(k) plan.

     (3) Includes 100,000 shares held by Flavin, Blake Investors, L.P., a partnership in which Mr. Flavin is a partner, in an account that is managed by Flavin, Blake & Co., L.P., an investment manager of which Mr. Flavin is a principal, under an arrangement that provides compensation directly or indirectly to Mr. Flavin based in whole or in part upon the performance of the investment, as to which shares Mr. Flavin disclaims beneficial ownership. Includes 14,400 shares held in accounts managed by Flavin, Blake & Co., L.P., as to which shares Mr. Flavin also disclaims beneficial ownership. Includes 11,375 shares subject to options owned by Mr. Flavin that are immediately exercisable.

     (4)  Less than one percent.

     (5) Mr. Norton resigned as a director effective August 14, 2006. Includes 18,875 shares subject to options owned by Mr. Norton that are immediately exercisable.

     (6) Includes 45,250 shares subject to options owned by Mr. Saxon that are immediately exercisable, and approximately 31,174 shares owned by Mr. Saxon through the Company's 401(k) plan.

     (7) Includes 3,875 shares subject to options owned by Mr. Brunel that are immediately exercisable.

     (8) Includes 66,715 shares owned by Patricia Dunn, wife of Mr. Dunn and 2,000 shares subject to options owned by Mr. Dunn that are immediately exercisable.

     (9) Mr. English died on August 3, 2006. This information includes 7,625 shares subject to options owned by the estate of Mr. English that are immediately exercisable.

     (10) Includes 3,875 shares subject to options owned by Mr. Larson that are immediately exercisable.

     (11) Includes 7,625 shares subject to options owned by Mr. McAllister that are immediately exercisable.

     (12) Includes 5,875 shares subject to options owned by Mr. Bowling that are immediately exercisable and approximately 1,232 shares owned by Mr. Bowling through the Company's 401(k) plan.

     (13) Includes 21,625 shares subject to options owned by Mr. Chumbley that are immediately exercisable, and approximately 4,204 shares owned by Mr. Chumbley through the Company's 401(k) plan.

     (14) Includes 10,625 shares subject to options owned by Mr. Culp, IV that are immediately exercisable.

     (15) Includes 56,750 shares subject to options owned by Mr. Ludwig that are immediately exercisable.

Nominees:

          ROBERT G. CULP, III is one of the founders of the Company and was executive vice president and secretary until 1981 when he was elected by the Board to serve as president. The Board elected Mr. Culp chief operating officer in 1985 and chief executive officer in 1988. In 1990, the Board of Directors elected Mr. Culp chairman of the Board. Mr. Culp currently serves as a member of the board of directors of Stanley Furniture Company, Inc. in Stanleytown, Virginia and Old Dominion Freight Line, Inc. in Thomasville, North Carolina, and as a trustee of High Point University. He is the father of Robert G. Culp, IV.

          PATRICK B. FLAVIN co-founded Flavin, Blake & Co., Inc. in 1992 and is president and chief investment officer of that investment management company.

Other Current Directors and Officers:

          FRANKLIN N. SAXON has been employed by the Company since 1983, serving in various capacities, including chief financial officer from 1985 to 1998. In 2001, the Board elected Mr. Saxon executive vice president, chief financial officer and president, Culp Velvets/Prints division. In 2002, Mr. Saxon was elected executive vice president, chief financial officer, treasurer, and president, Culp Velvets/Prints division. The Board elected Mr. Saxon president and chief operating officer in June 2004.

          JEAN L.P. BRUNEL is the managing principal of Brunel Associates, an investment consulting firm offering services to ultra affluent individuals. He spent the bulk of his career in the investment management group of J.P. Morgan, where he worked in the U.S. and abroad until his retirement in 1999. Mr. Brunel worked with U. S. Bancorp as a consultant and chief investment officer of Private Asset Management from 1999 until 2001 when he founded Brunel Associates. He is the editor of Journal of Wealth Management and a trustee of the Research Foundation of the Association for Investment Management and Research.

          HOWARD L. DUNN, JR. is one of the founders of the Company and served as vice president of manufacturing and product development from 1972 until 1988, when the Board elected Mr. Dunn executive vice president. The Board elected Mr. Dunn president and chief operating officer in 1993. He served as vice chairman of the Board from June 2004 until his retirement from the Company effective December 31, 2004.

          KENNETH R. LARSON is owner, president and chief executive officer of Slumberland Furniture in Little Canada, Minnesota, a home furnishings retailer with stores in a ten-state area.

          KENNETH W. MCALLISTER has been member/manager of The McAllister Firm, PLLC, a law firm, since January 2004. He was a senior executive vice president and general counsel of Wachovia Corporation, a bank holding company, from 1997 until his retirement in 2001, and served as general counsel since joining Wachovia in 1988. Mr. McAllister served as United States Attorney for the Middle District of North Carolina from 1981 to 1986. He is a director of High Point Bank Corporation, High Point Bank and Trust Co., and Lawyers Mutual Liability Insurance Company of North Carolina.

          KENNETH R. BOWLING joined the Company in 1997 as controller for the velvets/prints division. He was promoted to corporate controller in 2001 and was named corporate controller and assistant treasurer in 2002. In 2004, he was promoted to vice president, finance and treasurer.

          BOYD B. CHUMBLEY has been employed by the Company since 1984 and has served in various capacities. Mr. Chumbley was president, Culp Velvets/Prints division from June 2004 through June 15, 2006.

          ROBERT G. CULP, IV has been employed by the Company since 1998 and has served in various capacities. The Board elected Mr. Culp president, Culp Home Fashions division in June 2004. He is the son of Robert G. Culp, III.

          KENNETH M. LUDWIG joined the Company in 1985 as director of personnel. The Board elected Mr. Ludwig vice president, human resources in 1986 and senior vice president, human resources in 1996. In 2006, Mr. Ludwig was elected corporate secretary.

          Former Directors:

          H. BRUCE ENGLISH was employed by the Monsanto Company, a highly diversified manufacturer of chemicals and other products, for forty years until his retirement in early 1997. During his service, he worked in various divisions and capacities. From 1975 to retirement, he was operating head of a number of business units, including business director - Acrilan from 1989 to 1997. Mr. English died on August 3, 2006.

          PATRICK H. NORTON joined La-Z-Boy Incorporated, a furniture manufacturing and marketing company located in Monroe, Michigan, in 1981 as senior vice president of sales and marketing. Mr. Norton was elected chairman of the board of La-Z-Boy Incorporated in 1997. He has announced his retirement from La-Z-Boy to be effective August 16, 2006. Mr. Norton resigned as a director of the Company effective August 14, 2006.


                              CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters
          The Board of Directors has approved Corporate Governance Guidelines, with the goal of providing effective governance of the Company's business and affairs for the benefit of shareholders. The Corporate Governance Guidelines are available on the Company's website at www.culpinc.com in the "Investor Relations/Governance" section and are available in print to any shareholder upon request. In addition, the charters for the Audit Committee/Governance, Compensation Committee and Corporate Governance and Nominating Committee are also included in the "Investor Relations" section of the Company's website and are available in print to any shareholder upon request.

Director Independence
          The Board believes that independent directors should comprise at least a majority of the Board, and the Company's Corporate Governance Guidelines (as well as New York Stock Exchange rules) require that a majority of the Company's Board be independent. To be considered independent, a director must be determined, by resolution of the Board as a whole, to have no material relationship with the Company other than as a director. These determinations will be made annually. In each case, the Board considers all relevant facts and circumstances and applies the independence standards of the New York Stock Exchange. In addition, the Board has adopted the following categorical standards to assist in the determination of director independence, which conform to, or are more exacting than the independence requirements in the New York Stock Exchange listing standards:

     (i) Disqualifying Relationships - A director will not be considered independent if any of the following has occurred within the preceding three years:

          o    the director was employed by the Company

          o the director's immediate family member was employed by the Company as an executive officer

          o the director or the director's immediate family member received more than $25,000 per year in direct compensation from the Company (other than director's fees and pension or other forms of deferred compensation for prior service with the Company)

          o the director was affiliated with or employed by the Company's independent auditor

          o the director's immediate family member was affiliated with or employed by the Company's independent auditor as a partner, principal, manager, or in any other professional capacity

          o an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or the director's immediate family member as an executive officer

     (ii) Commercial Relationships - The following commercial relationships will not be considered to be material relationships that would impair a director's status as being independent:

          o the director is an executive officer or employee or director of one of the Company's suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier

          o the director's immediate family member is an executive officer or director of one of the Company's suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier

          o the director or the director's immediate family member is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer

     (iii) Charitable Relationships - The following charitable relationship will not be considered to be a material relationship that would impair a director's independence: if a director of the Company, or a member of a director's immediate family, serves as an executive officer of a charitable or other not for profit organization, and the Company's charitable contributions to the organization, in the aggregate, are less than two percent of that organization's total revenues during its most recent fiscal year.

     (iv) Stock Ownership - Ownership of a significant amount of the Company's stock does not necessarily preclude a determination of independence.

          Until August 3, 2006, the Company had five independent directors and four non-independent directors, using the standards set forth above. On August 3, 2006, H. Bruce English died unexpectedly, and thus the Board did not have a majority of independent directors. The Company informed the New York Stock Exchange of this situation and stated the Board's intention to make changes to its membership to address the lack of a majority of independent directors created by the death of Mr. English. Effective August 14, 2006, Patrick H. Norton, a director who is not independent under the Company's independence standards and New York Stock Exchange rules, resigned from the Company's Board. After the death of Mr. English and the resignation of Mr. Norton, the Board currently has seven directors, four of whom are independent, and two vacancies. The Board does not expect to identify candidates to fill the vacancies created by the death of Mr. English and the resignation of Mr. Norton before the 2006 Annual Meeting of Shareholders. Under the Company's bylaws, vacancies on the Board may be filled by the remaining directors until the next annual meeting of shareholders.

          Applying the independence standards described above, the Board has determined that the following current directors are independent within the meaning of the listing standards of the New York Stock Exchange and the Company's categorical standards of independence: Messrs. Brunel, Flavin, Larson and McAllister. These determinations are based primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with directors.

Executive Sessions of Non-Management Directors and Independent Directors; Lead Director
          Non-management Board members meet separately from the other directors at regularly scheduled executive sessions, without the presence of management directors or executive officers of the Company (except to the extent that the non-management directors request the attendance of any executive officers). The non-management directors have designated a "lead director" to preside at these meetings, to advise management and to otherwise act as a liaison between the non-management directors and the Company's management. Mr. Norton served as the lead director until his resignation on August 14, 2006. A successor lead director has not been selected as of the date of this proxy statement. In addition to the meetings of non-management directors, the independent directors (as defined by New York Stock Exchange rules and the Company's categorical standards of independence) meet in a separate executive session at least once per year.

Director Attendance at Annual Meetings
          Directors are expected to attend the Company's Annual Meeting of Shareholders absent exceptional cause. All nine directors then on the Board attended the 2005 Annual Meeting of Shareholders.

Code of Business Conduct and Ethics
          The Company has adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. The Code is available on the Company's website at www.culpinc.com under the "Investor Relations/Governance" section and is available in print to any shareholder who requests it. The Company will disclose on its website or by the filing of a Form 8-K any substantive amendments to the Code with regard to executive officers and any waivers granted under the Code for executive officers or directors.

Communications with Directors
          The Company and the Company's Board of Directors believe it is important that a direct and open line of communication exist between the Company's Board of Directors and its shareholders and other interested parties. Any shareholder or other interested party who desires to contact the Company's directors may send a letter to the following address:

                             Culp, Inc. Board of Directors
                             c/o Corporate Secretary
                             P.O. Box 2686
                             High Point, North Carolina 27261-2686

          Communications to directors will be handled by the office of the Corporate Secretary and forwarded as soon as practicable to the lead director designated by the non-management directors.

          The Company also has a separate policy that allows shareholders, employees or other interested parties to communicate with the Chairman of the Audit Committee of the Board of Directors to report complaints or concerns regarding accounting, internal accounting controls, or audit matters. More details about this policy are available on the Company's internet website at www.culpinc.com, in the "Investor Relations/Governance" section under the heading "Complaint Procedures for Accounting, Internal Accounting Controls, or Auditing Matters."

Director Nomination Process
          The Corporate Governance and Nominating Committee is responsible for selecting persons to be recommended to the Board to fill vacancies on the Board, as well as persons to be recommended to the Board to be submitted to the shareholders as nominees for election as directors of the Company. The charter of the Corporate Governance and Nominating Committee sets forth the specific responsibilities and duties of that committee, and a copy of the charter may be found on the Company's internet website at www.culpinc.com, in the "Investor Relations/Governance" section. Among other things, the charter requires that the Corporate Governance and Nominating Committee consist of not less than three directors, each of whom is independent as determined by the Board of Directors and as defined by New York Stock Exchange rules. All of the current members of the Corporate Governance and Nominating Committee are independent directors.

          The goal of the Corporate Governance and Nominating Committee is to create a Board that will demonstrate competence, objectivity, and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Corporate Governance and Nominating Committee considers the needs of the Board of Directors in light of the current mix of director skills and attributes. In accordance with the Corporate Governance Guidelines adopted by the Board, the Corporate Governance and Nominating Committee will seek a diversity of skills and backgrounds among directors in assessing candidates for membership on the Board. The Corporate Governance and Nominating Committee will seek candidates who possess honesty and integrity, sound business judgment, financial literacy, strategic and analytical insight, and the ability to commit an adequate amount of time to make a productive contribution to the Board and the Company. In addition, the Corporate Governance and Nominating Committee will seek to assure that one or more Board members possess each of the following characteristics: knowledge and experience in the Company's industry, management experience, international business knowledge, expertise in accounting or financial analysis, and regulatory compliance expertise. When the Corporate Governance and Nominating Committee is considering current Board members for nomination for reelection, the committee also considers prior Board contributions and performance, as well as attendance records for Board and committee meetings.

          The Corporate Governance and Nominating Committee may seek input from other members of the Board and management in identifying and attracting director candidates who meet the criteria outlined above. In addition, the committee may use the services of consultants or a search firm, although it has not done so in the past. Recommendations from shareholders for nominees to the Board of Directors will be considered by the Corporate Governance and Nominating
Committee if made in writing addressed to any member of the committee at the Company's main office. In order to be considered, such recommendations must be received at least 120 days prior to the date of the meeting at which directors are to be elected. Submissions should include information regarding a candidate's background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate's qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The committee uses the same process for evaluating all nominees, including those recommended by shareholders.


                         BOARD COMMITTEES AND ATTENDANCE

          There  are  four  standing  committees  of  the  Board  of  Directors:
Executive Committee, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each of the members of each of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the director independence standards set forth in the regulations of the New York Stock Exchange and the Company's categorical standards of independence. Also, each of the members of our Audit Committee is "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934.

          The Executive Committee, the members of which are Messrs. Culp, Saxon and McAllister, may exercise the full authority of the Board of Directors when the Board is not in session, except for certain powers related to borrowing and electing certain officers, and other powers that may not lawfully be delegated to Board committees. Under current management practices, the Executive Committee exists mainly to act in place of the Board in cases where time constraints or other considerations make it impractical to convene a meeting of the entire Board or to obtain written consents from all Board members. The Executive Committee held several informal meetings during fiscal 2006. All significant management decisions requiring action by the Board of Directors were considered and acted upon by the full Board.

          The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors of the Company, and must pre-approve all services provided. The committee discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors. The auditors meet with the committee to discuss audit and financial reporting issues. The committee reviews the Company's significant accounting policies, internal accounting controls, reports from the Company's internal auditor, quarterly financial information releases, the Annual Report to shareholders, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission. In addition, the committee reviews and approves all significant transactions between the Company and any related party.

          Members of the Audit Committee are Messrs. Larson (Chairman), Brunel, Flavin and McAllister. The Board of Directors has determined that all members of the Audit Committee are financially literate as defined by the rules of the New York Stock Exchange. In addition, the Board has determined that Mr. Flavin qualifies as an "audit committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002.

          The Compensation Committee approves matters relating to compensation, including fringe benefits and benefit plans for management and directors of the Company, and reports to the Board of Directors from time to time as to its recommendation on compensation and policies for both management and directors. The committee also administers the Company's stock option plans. The members of this committee are Messrs. Brunel (Chairman), Flavin and McAllister.

          The current members of the Corporate Governance and Nominating Committee are Messrs. Flavin, Larson and McAllister. The committee reviews and recommends to the Board candidates for appointment to fill vacancies on the Board as well as candidates for selection as director nominees for election by shareholders. The Corporate Governance and Nominating Committee also considers and makes recommendations to the Board on other matters relating to the size and function of the Board and its committees, to the Board's policies and procedures, and to corporate governance policies applicable to the Company.

          During the fiscal year ended April 30, 2006, the Board of Directors had six meetings; the Audit Committee ten meetings; the Compensation Committee six meetings; and the Corporate Governance and Nominating Committee four meetings. Each Board member attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees on which he served.


                             AUDIT COMMITTEE REPORT

          The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's Web site at www.culpinc.com under the "Investor Relations/Governance" section. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's financial reports and information, systems of internal controls, and accounting, auditing and financial reporting processes. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors and must pre-approve all services provided by the independent auditors. Both the independent auditors and the Company's internal auditor report directly to and meet with the Audit Committee.

          Management has the primary responsibility for financial statements and the reporting process. The Company's firm of independent auditors, which for the fiscal year 2006 was KPMG LLP, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with U. S. generally accepted accounting principles, and expressing opinions on management's assessment of the effectiveness of the Company's internal control over financial reporting and the effectiveness of the Company's internal control over financial reporting The Audit Committee has reviewed and discussed with management and KPMG the audited financial statements as of and for the year ended April 30, 2006. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether KPMG's provision of non-audit services to the Company is compatible with the concept of auditor independence.

          Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended April 30, 2006 for filing with the Securities and Exchange Commission.

          The foregoing report has been furnished by members of the Audit Committee.

                             Kenneth R. Larson, Chairman
                             Jean L.P. Brunel
                             Patrick B. Flavin
                             Kenneth W. McAllister

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors recommends that the shareholders ratify the Audit Committee's appointment of KPMG LLP to serve as the independent auditors for the Company for the fiscal year ending April 29, 2007. The firm is a registered public accounting firm. KPMG LLP served as the independent auditors for the Company for the last sixteen fiscal years. Representatives of the firm are expected to attend the Annual Meeting and will have the opportunity to make any statements they consider appropriate and to respond to shareholders' questions. If the appointment of KPMG is not ratified by the shareholders, the Audit Committee of the Board of Directors will consider whether to replace KPMG or retain the firm for the current year as the Company's auditors. The proposal to ratify the appointment will be approved upon the vote of a majority of the votes cast on the proposal.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The following table sets forth the fees billed to the Company by KPMG LLP for services in the fiscal years ended April 30, 2006 and May 1, 2005.

                                              Fiscal 2006          Fiscal 2005
                                              -----------          -----------
             Audit Fees                         $451,195             $536,250
             Audit-Related Fees (1)                7,500               74,650
             Tax Fees (2)                         20,700               33,067
             All Other Fees (3)                        0               15,000
                Total                           $479,395             $658,967
                                                --------             --------

(1) Audit-related fees are for services related to Sarbanes-Oxley Section 404 documentation assistance in fiscal 2005, and Canadian loan compliance reports in fiscal 2006.

(2) Tax fees are for services rendered in connection with domestic and foreign tax compliance and advisory services.

(3) All other fees are for services rendered in connection with customs compliance and a foreign registered office.

          The Audit Committee's policy is to approve in advance all audit fees and terms and all non-audit services provided by the independent auditors. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, any member of the Audit Committee who is an independent member of the Board of Directors may approve proposed non-audit services that arise between committee meetings, provided that the decision to pre-approve the service is presented at the next scheduled committee meeting. The Audit Committee did not fail to pre-approve any of the services provided by KPMG LLP during 2006.

                             EXECUTIVE COMPENSATION

          Summary Compensation Table. The following table sets forth compensation paid by the Company in the forms specified therein for the years ended April 30, 2006, May 1, 2005 and May 2, 2004 to (i) the chief executive officer of the Company and (ii) the Company's four most highly compensated executive officers other than the chief executive.

                                          SUMMARY COMPENSATION TABLE

===========================================================================================================
         Name and                          Annual Compensation    Long-Term Compensation        All Other
    Principal Position           Year      Salary $   Bonus $         Option Grants #         Compensation
----------------------------   --------   --------   --------   --------------------------   --------------
Robert G. Culp, III              2006     416,000        -0-              30,000              72,367 (1) (2)
Chairman of the Board and        2005     416,000        -0-              15,000              74,500
Chief Executive Officer          2004     416,000    353,600              12,000              72,500

Franklin N. Saxon                2006     300,000     50,000              24,000              60,694 (1) (3)
President and Chief              2005     300,000        -0-              12,000              52,165
Operating Officer                2004     232,875     98,972               7,000              45,993

Kenneth M. Ludwig                2006     186,625     10,000              18,000              37,791 (1) (3)
Senior Vice President,           2005     186,625        -0-               9,000              39,176
Human Resources and              2004     181,125     76,978               7,000              38,279
Assistant Secretary

Robert G. Culp, IV               2006     175,000     10,000              18,000               7,000 (1)
President, Culp Home             2005     175,000        -0-               9,000               6,948
Fashions division                2004     150,000     31,875               3,500               6,400

Boyd B. Chumbley                 2006     150,000     10,000              15,000               6,000 (1)
President, Culp                  2005     150,000        -0-               9,000               7,016
Velvets/Prints (through          2004     112,000     28,560               3,500               5,778
June 15, 2006)

(1) Includes the Company's matching contribution to such officers' accounts under the Company's 401(k) plan, in the amount of $13,867 for Mr. Culp, III, $12,000 for Mr. Saxon, $7,296 for Mr. Ludwig, $7,000 for Mr. Culp, IV, and $6,000 for Mr. Chumbley.

(2) Includes annual premiums of $58,500 paid by the Company for split-dollar life insurance for Mr. Culp.

(3)  Includes  supplemental  deferred  compensation  payments  of $45,000 to Mr.
     Saxon and $27,994 to Mr. Ludwig; includes reportable interest on deferred compensation in the amount of $3,694 to Mr. Saxon and $2,501 to Mr. Ludwig.

          Option   Grants  Table.   The  following   table  sets  forth  certain
information concerning grants of stock options to the executive officers named in the Summary Compensation Table during fiscal 2006.

                                   STOCK OPTION GRANTS IN FISCAL 2006

                                                                                               Potential Realizable
                                          % of Total                                             Value at Assumed
                                       Options Granted      Exercise or                       Annual Rates of Stock
                           Options      to Employees in      Base Price      Expiration       Price Appreciation for
        Name               Granted        Fiscal Year      ($/Share) (1)        Date               Option Term
        ----               -------        -----------      -------------        ----          ----------------------
                                                                                                5% ($)      10% ($)
                                                                                              ---------   ----------
Robert G. Culp, III         30,000           12.3               4.59           10/2/10         38,100       84,000
Franklin N. Saxon           24,000            9.9               4.59           10/2/10         30,480       67,200
Kenneth M. Ludwig           18,000            7.4               4.59           10/2/10         22,860       50,400
Robert G. Culp, IV          18,000            7.4               4.59           10/2/10         22,860       50,400
Boyd B. Chumbley            15,000            6.2               4.59           10/2/10         19,050       42,000

-------------------------------------------------------------------------------------------------------------------

(1) The exercise price is based on the fair market value of the Company's stock as defined in the 2002 Stock Option Plan, which is the average closing price for such stock for the ten business days prior to the date of grant or the closing price on the date of the grant, whichever is higher.

--------------------------------------------------------------------------------

          Option Exercises and Year-End Value Table. The following table sets forth certain information concerning exercises of stock options during fiscal 2006 by the executive officers named in the Summary Compensation Table, and options held by such officers at the end of fiscal 2006.


                   AGGREGATED OPTION EXERCISES IN FISCAL 2006
                     AND FISCAL 2006 YEAR-END OPTION VALUES



                                                                                           Value of Unexercised
                           Shares                        Number of Unexercised         In-the-Money Options at
                        Acquired On      Value       Options at Fiscal Year-End (#)       Fiscal Year-End ($) (1)
                       Exercise (#)   Realized ($)    Exercisable   Unexercisable     Exercisable   Unexercisable
                       ------------   ------------   ------------   -------------    ------------   -------------

Robert G. Culp, III        18,000       32,760          153,750          50,250         115,300           1,500
Franklin N. Saxon           7,500       13,650           70,000          38,250          50,575           1,200
Kenneth M. Ludwig           8,000       14,560           91,000          30,000          55,300             900
Robert G. Culp, IV          2,250        4,095           14,125          27,375           4,050             900
Boyd B. Chumbley            3,000        5,460           29,625          24,375          30,880             750

(1)  Closing price of Company stock at April 30, 2006 was $4.64.


--------------------------------------------------------------------------------

          Securities Authorized for Issuance Under Equity Compensation Plans. The following table sets forth information as of the end of fiscal 2006 regarding shares of the Company's common stock that may be issued upon the exercise of options previously granted and currently outstanding options under the Company's stock option plans, as well as the number of shares available for the grant of options that had not been granted as of that date.

                                  EQUITY COMPENSATION PLAN INFORMATION

------------------------------- ---------------------------- ---------------------------- ----------------------------
        Plan Category            Number of securities to be         Weighted-average          Number of securities
                                  issued upon exercise of          exercise price of         remaining available for
                                   outstanding options,           outstanding options,       future issuance under
                                    warrants and rights           warrants and rights        equity compensation plan
                                                                                              (excluding securities
                                                                                             reflected in column (a))
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                            (a)                           (b)                          (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
  Equity compensation plans                993,875                       7.11                       492,750
 approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not                    0                          0                             0
 approved by security holders
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Total                          993,875                      $7.11                       492,750
------------------------------- ---------------------------- ---------------------------- ----------------------------

======================================================================================================================

          Severance Protection Plan. In fiscal 2002, the Company amended its Severance Protection Plan, which covers certain officers ("Executives") of the Company, including Mr. Culp, III, Mr. Saxon and Mr. Ludwig. Pursuant to the Severance Protection Plan, the Company and covered Executives have entered into written agreements that are effective upon a change in control (as defined in such agreements) of the Company. The agreements provide that upon a change in control, the Executive is entitled to payment in the amount of 1.99 times the Executive's total compensation in effect at the time of termination of employment if any of the following events occurs: (i) the Executive is terminated in anticipation of the change in control, (ii) the Executive is terminated within three years after the change in control for any reason other than death, disability or for cause, (iii) the Executive terminates his employment during such three year period because of an adverse change in the Executive's conditions of employment by the Company, or (iv) the Executive terminates his employment during the 30-day period beginning six months after the change in control for any reason other than death or disability. In addition, the agreements provide for payment of one year's total compensation to each covered Executive in exchange for noncompetition covenants by the Executive that do not become effective except upon termination of the Executive's employment following a change in control. The plan does not prevent the Company from terminating the Executive for cause at any time. The purpose of the Severance Protection Plan is to ensure the Company continuity of management and the Executive continuity of employment in the event of any actual or threatened change in control of the Company. The plan is not intended to alter materially the compensation and benefits a covered Executive could reasonably expect in the absence of such a change in control. As of April 30, 2006, the Company's potential obligation pursuant to the Severance Protection Plan was $2,878,249, which is the amount that would be expended by the Company under the plan if all of the designated executives were terminated or otherwise entitled to benefits after a change in control of the Company.

COMPENSATION OF DIRECTORS

          Directors  who  are  also  employees  of the  Company  do not  receive additional compensation for service as directors. Non-employee directors received $32,500 during fiscal 2006 for Board and Committee service, with the lead director receiving $40,000. Additionally, non-employee directors received a stock option grant of 2,000 shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The members of the Compensation Committee, all of whom are non-employee directors and independent directors, are Jean L.P. Brunel (Chairman), Patrick B. Flavin, and Kenneth W. McAllister. No member of the Compensation Committee serves on the compensation committee of another corporation that has a business relationship with the Company.

                          COMPENSATION COMMITTEE REPORT

          The   following  is  a  report  of  the   Compensation   Committee  on
compensation of executive officers for the fiscal year ended April 30, 2006.

          The Compensation Committee has traditionally based compensation for the Company's executive officers on three primary factors: (1) compensation paid to executive officers at comparable firms in the Company's industry, (2) the individual executive's performance and contribution to the Company, and (3) the financial performance of the Company. In prior years, the committee has set base salaries for executives relying most heavily on the first two factors mentioned above, and has linked executive compensation to the third factor, the Company's financial performance, through incentive cash bonuses that are based on the annual financial results of the Company and periodic grants of stock options to executive officers.

          The basic policies described above were continued in fiscal 2006, except that the Compensation Committee did not establish financial performance targets under the Company's Management Incentive Plan because the Company's operations were undergoing fundamental changes during the year, and the Committee believed it would have been difficult to establish meaningful targets under the plan. For that reason, no bonuses were paid under the Management Incentive Plan for fiscal 2006. The Committee did decide at the end of the year to pay discretionary merit bonuses to certain key personnel, and the bonuses reflected in the Summary Compensation Table for fiscal 2006 were paid as a result of this decision. At the recommendation of the chief executive officer, no bonus was paid for fiscal 2006 to the chief executive officer, and the chief executive officer and the president did not receive salary increases for the year.

          The committee maintains a policy of providing incentives for executives to promote the creation of shareholder value, so that executive officers' long-term interests will be aligned with those of the Company's shareholders. To that end, the committee periodically approves the grant of stock options to executive officers under the Company's stock option plans. The Compensation Committee believes that the Company's option plans have been successful in helping the Company attract and retain skilled management to focus on efforts to increase the Company's earnings and returns for its shareholders.

          Periodic grants of incentive stock options are made to executive officers and selected other employees under the Company's 2002 Stock Option Plan, which was adopted by the Company and approved by the Company's shareholders in 2002. These options are granted at exercise prices equal to or greater than the fair market value of the underlying shares at the time the option is granted, which is defined in the 2002 Stock Option Plan as the average closing price for such stock for the ten business days prior to the date of grant.

          In addition to the 2002 Stock Option Plan, the Company adopted two Performance-Based Option Plans under which options were granted to senior management with exercise prices significantly below fair market value of the underlying shares, but these options do not become exercisable unless the Company achieves certain growth rates in its earnings or until approximately nine years after grant. The purpose of these plans is to provide incentive to senior management to maximize the Company's earnings potential and to make a significant portion of executive compensation contingent on meeting earnings targets. In 1994, the Company adopted (and the shareholders subsequently approved) the 1994 Performance-Based Option Plan, which provided for the one-time grant to executives of options that could become exercisable after the announcement of earnings for fiscal 1997 only if the Company met a targeted compound growth rate of 13% over that three-year period (otherwise these options would not become exercisable until January 1, 2003). The Company's reported earnings for fiscal 1997 were at a level that allowed the options to become exercisable in May of 1997, and represented a compound growth rate of 20% for the three years that ended April 27, 1997. In 1997, the Company adopted (and the shareholders approved) the 1997 Performance-Based Option Plan. This plan is similar in concept to the 1994 Performance-Based Option Plan, in that it provided for the one-time grant to executives of options that could have become exercisable if the Company's earnings reached a specific target by the end of fiscal 1999. Otherwise, the options would not become exercisable until January 1, 2006. The earnings target under the 1997 Performance-Based Option Plan was not met, and thus the options became exercisable on January 1, 2006.

          The Compensation Committee approved grants of stock options to certain officers and employees under the 2002 Stock Option Plan during fiscal 2006 to increase the opportunity of these employees to participate in the growth of the Company and the value of its stock. The specific levels of options granted generally reflected the level of responsibility of the employees and officers receiving the option awards and the committee's judgment about the direct link between the employee's performance and the Company's financial results.

          A supplemental deferred compensation plan was reinstated in fiscal 2002 for two of the Company's executive officers. The plan provides for additional deferred compensation payments for the benefit of the specified executive officers in the amount of fifteen percent of such officers' base salary at the beginning of the fiscal year. This plan was adopted by the committee in lieu of providing split-dollar life insurance plans such as that provided for the chief executive officer.

          The compensation for the chief executive officer is determined under the same policies and practices used for all of the Company's executive officers, as discussed above. In addition, the Company has provided a split-dollar life insurance plan for the chief executive officer for many years; this program has been continued in fiscal 2006. The committee believes this type of plan provides a cost-effective means of providing this benefit.

          The foregoing report has been furnished by the members of the Compensation Committee.

                             Jean L.P. Brunel, Chairman
                             Patrick B. Flavin
                             Kenneth W. McAllister

                             PERFORMANCE COMPARISON

          The following graph shows changes over the five-year period ended April 30, 2006 in the value of $100 invested in (1) the common stock of the Company, (2) the Hemscott Textile Manufacturing Group Index (formerly named Core Data Textile Manufacturing Group Index) reported by Standard and Poor's, consisting of twenty-nine companies (including the Company) in the textile industry, and (3) the Standard & Poor's 500 Index.

          The graph assumes an initial investment of $100 at the end of fiscal 2001 and the reinvestment of all dividends during the periods identified.



                PLEASE SEE PDF ATTACHED TO THIS FILING FOR GRAPH

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Lease Transactions. During fiscal 2006, the Company leased an industrial facility from a partnership owned by certain of the Company's executive officers, directors, principal shareholders and members of their immediate families. Principals of this related entity include Robert G. Culp, III, Harry R. Culp (brother of Robert G. Culp, III), and Judith C. Walker (sister of Robert G. Culp, III). This facility contains approximately 300,000 square feet of floor space. The initial term of the lease was for a period of seven years, with several five-year renewal options. Base rent per year for the leased facility during fiscal 2006 was approximately $0.60 per square foot. The lease prohibits assignment or subletting without the lessor's consent, but such consent may not be unreasonably withheld. The lessor is generally responsible for maintenance only of roof and structural portions of the leased facility. The industrial facility is leased on a "triple net" basis, with the Company responsible for payment of all property taxes, insurance premiums and maintenance, other than structural maintenance. The Company believes that at the time the lease and any lease renewals were executed, the terms of this lease were no less favorable to the Company than could have been obtained in arms length transactions with unaffiliated persons. The Company received an independent appraisal to this effect. All related party leases and amendments thereto are approved by the Audit Committee and are reviewed annually by the Audit Committee. The total amount of rent paid by the Company under all related party leases during fiscal 2006 was approximately $158,000.

          Certain Business Relationships. The Company had sales of approximately $33.3 million, which constituted 13% of the Company's net sales, to La-Z-Boy Incorporated in fiscal 2006. Patrick H. Norton, who served as Chairman of La-Z-Boy until his retirement on August 16, 2006, served on our board of directors until his resignation on August 14, 2006.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, its executive officers, any persons who hold more than ten percent of the Company's common stock and certain trusts (collectively, "insiders") to report their holdings of and transactions in the Company's common stock to the Securities and Exchange Commission (the "SEC"). Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings and any failures to file that have occurred since May 1, 2005 Insiders must file three types of ownership reports with the SEC: initial ownership reports, change-in-ownership reports and year-end reports. Under the SEC's rules, insiders must furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these reports and on written representations the Company has received, the Company believes that since May 1, 2005, its insiders have complied with all applicable Section 16(a) reporting requirements, except that a Form 3 Initial Statement of Beneficial Ownership for Kenneth R. Bowling, Vice President - Finance and Treasurer of the Company, was filed after the required filing date, and a Form 4 Statement of Changes in Beneficial Ownership relating to one grant of stock options to Mr. Bowling was also filed after the required filing date.

================================================================================

                      YOUR DIRECTORS RECOMMEND VOTES "FOR"


o    THE TWO NOMINEES FOR DIRECTOR

o THE RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2007

================================================================================

                     SHAREHOLDER PROPOSALS FOR 2007 MEETING

          Shareholders may submit proposals appropriate for shareholder action at the Company's Annual Meeting consistent with the regulations of the SEC and the Company's bylaws. The nominees named in this proxy statement are those chosen by the Board of Directors, upon the recommendation of the Board's Corporate Governance and Nominating Committee. Nominations may also be made by shareholders in accordance with the Company's bylaws. The bylaws require that such nominations be received by the Company at least 120 days prior to the Annual Meeting, and that the nominations include certain biographical and other information about the persons nominated as specified in the bylaws. See also "Director Nomination Process" on page 10. For shareholder proposals and nominations for director to be considered for inclusion in the proxy statement for the 2007 Annual Meeting, the Company must receive them no later than April 29, 2007. Such proposals should be directed to Culp, Inc., Attention: Corporate Secretary, 1823 Eastchester Drive, Post Office Box 2686, High Point, North Carolina 27261.

                                  OTHER MATTERS

          The Company's management is not aware of any matter that may be presented for action at the Annual Meeting other than the matters set forth herein. Should any matters requiring a vote of the shareholders arise, it is intended that the accompanying proxy will be voted in respect thereof in accordance with the best judgment of the person or persons named in the proxy, discretionary authority to do so being included in the proxy.

                                         By Order of the Board of Directors,

                                    /s/  Franklin N. Saxon
                                         -----------------
                                         FRANKLIN N. SAXON
                                         President and Chief Operating Officer


================================================================================



THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE ANNUAL MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES OF THE COMPANY, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S 2006 ANNUAL REPORT ON FORM 10 K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL
STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CULP, INC., ATTENTION: KENNETH M. LUDWIG, CORPORATE SECRETARY, 1823 EASTCHESTER DRIVE, P. O. BOX 2686, HIGH POINT, NORTH CAROLINA 27261.